Whiteford, Taylor & Preston, LLP
Seven Saint Paul Street
Baltimore, Maryland  21202-1626
410 347-8700
Fax 410 752-7092
www.wtplaw.com

July 28, 1999
Board of Directors
HealthandBeautyDirect.com, Inc.
2328 West Joppa Road, Suite 100
Baltimore, Maryland 21093

Ladies and Gentlemen:

    Re:  Registration Statement on Form SB-2
         Registration No. 333-78549

Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form SB-2 (Registration No. 333-78549) of HealthandBeautyDirect.com (the "Company"), under the Securities Act of 1933, as amended, for the registration of shares of common stock, par value $0.01 (the "Shares"). The Registration Statement filed May 14, 1999, as amended by Amendment No. 1 thereto filed concurrently herewith, is referred to herein as the "Registration Statement."

     As counsel for the Company, we have examined and are familiar with the following:

     1. Certificate of Amendment and Restatement of the Certificate of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Delaware;

     2.  Bylaws of the Company;

     3. The proceedings of the board of directors of the Company in connection with or with respect to the issuance and sale of the Shares to be sold by the Company to the public; and

     4. Such other documents, Company records, and matters of law as we deemed to be pertinent.

     Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

     a. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.






Board of Directors
July 28, 1999
Page 2

     b. The Shares covered by the Registration Statement to be sold by the Company will, when the price therefor is approved by the Board of Directors of the Company or the committee to which it has delegated pricing authority, and when issued and delivered against payment of the consideration therefor, as described in the Registration Statement, be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion as Exhibit
5.1 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities Exchange Commission promulgated thereunder.


Very truly yours,

WHITEFORD, TAYLOR & PRESTON L.L.P.


/s/ Whiteford, Taylor & Preston L.L.P.